                                     [LETTERHEAD]


                                    January 6, 1997


Physician Partners, Inc.
111 S.W. Columbia St., Ste. 725
Portland, OR 97201

Physician Partners Medford, P.C.
555 Black Oak Dr.
Medford, OR  97504

Gentlemen:

    I have acted as special counsel to Physician Partners Medford, P.C., an Oregon professional corporation (the "Company"), and, at the Company's request, have examined Amendment No. 4 to Registration Statement on Form S-4 (the "Registration Statement") as filed with the Securities and Exchange Commission on January 6, 1997, related to the registration under the Securities Act of 1933, as amended, of 57-1/3 shares of Common Stock, no par value (the "Shares"), issued by the Company to Medford Clinic, P.C., the Company's sole shareholder ("Medford"), in connection with the contemplated dividend distribution ("Distribution") of the Shares to the shareholders of Medford, which Distribution is described in the Joint Proxy Statement/Prospectus (the "Prospectus") constituting a part of the Registration Statement.

    As such counsel, I have examined such documents and records of the Company as I deemed necessary as a basis for the opinion set forth herein, and I am familiar with actions taken by the Company in connection with the authorization and issuance of the Shares, and actions taken by Medford in connection with the contemplated Distribution.

    Based on such examination and subject to compliance with applicable state securities laws, I am of the opinion that the Shares have been legally issued, fully paid and nonassessable, and will remain legally issued, fully paid, and nonassessable, as held by the shareholders of Medford after the Distribution.

    I consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to the undersigned appearing under the caption "Legal Matters" in the Prospectus.


                                       Sincerely

                                       Peter F. Stoloff, P.C.




                                       By:/s/Peter F. Stoloff
                                          ---------------------------------
                                             Peter F. Stoloff
                                             President